EXHIBIT 5.1

                              Jenkens & Gilchrist                  AUSTIN, TEXAS
                          A PROFESSIONAL CORPORATION              (512) 499-3800
                                                               CHICAGO, ILLINOIS
                                 1401 MCKINNEY                    (312) 425-3900
                                   SUITE 2700                      DALLAS, TEXAS
                              HOUSTON, TEXAS 77010                (214) 855-4500
                                 (713) 951-3300          LOS ANGELES, CALIFORNIA
                            FACSIMILE (713) 951-3314              (310) 820-8800
                                                              NEW YORK, NEW YORK
      Donald W. Brodsky          www.jenkens.com                  (212) 704-6000
       (713) 951-3341                                       PASADENA, CALIFORNIA
    dbrodsky@jenkens.com                                          (626) 578-7400
                                                              SAN ANTONIO, TEXAS
                                                                  (210) 246-5000
                                                                WASHINGTON, D.C.
                                                                  (202) 326-1500
                                  June 23, 2004


CREDIT SUISSE FIRST BOSTON LLC
Eleven Madison Avenue
New York, New York 10010-3629

Ladies and Gentlemen:

     We have acted as special counsel to Swift Energy Company, a Texas corporation (the "Company"), in connection with (i) the offer and sale (the "Offering") to the several underwriters (the "Underwriters") named in Schedule A to the Underwriting Agreement dated June 9, 2004 (the "Underwriting Agreement"), by and between the Company and you as representative of the Underwriters, of $150,000,000 principal amount of 7 ?% Senior Notes due 2011, of the Company (the "Securities"), and (ii) the negotiation, execution and delivery by the Company of the Underwriting Agreement. The offer and sale of the Securities have been registered under Registration Statement No. 333-112041 on Form S-3 filed by the Company with the Securities and Exchange Commission (the "Commission") on January 21, 2004, pursuant to the Securities Act of 1933, as amended (the "Act"), as amended by Pre-Effective Amendment No. 1 filed by the Company with the Commission on April 19, 2004 (the "Registration Statement"), and containing a Prospectus dated May 11, 2004. A detailed description of the Securities and the terms of the Offering are contained in a final Prospectus Supplement dated June 9, 2004 (the "Prospectus Supplement," and together with the Prospectus dated May 11, 2004 and all material incorporated by reference therein, the "Prospectus"), filed with the Commission pursuant to and in accordance with Rule 424(b) of the rules and regulations of the Commission (the "Rules and Regulations"). This opinion is delivered to you at the request of the Company and in accordance with Section 6(d) of the Underwriting Agreement. Capitalized terms used in this opinion and not otherwise defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement. The Underwriting Agreement and the Indenture are referred to herein as the "Agreements."

     As the basis for the conclusions expressed in these opinions, we have made such investigations as we deem necessary or appropriate and have reviewed and relied upon the following:

     A. The factual representations made by the Company in the Underwriting Agreement;





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     B.  Copies of the  Agreements  and the  certificates  and  documents  being
delivered  to  you  in  conjunction  therewith,   and  the  representations  and
warranties made therein;

     C. The Prospectus and executed originals of the Registration Statement;

     D. Executed originals of the Indenture dated June 23, 2004 (the "Original Indenture") and the First Supplemental Indenture dated June 23, 2004 (the "First Supplemental Indenture;" the Original Indenture, as amended and supplemented by the First Supplemental Indenture, is hereafter referred to as the "Indenture");

     E. The letter from the Staff of the Commission dated May 11, 2004 advising that the Registration Statement was declared effective and telephonic communications from the Staff of the Commission on June 23, 2004 advising that no stop order has been issued and no proceedings for that purpose have been instituted, are pending or are threatened;

     F. Certificates, dated as of the date hereof, containing representations as to certain factual matters and executed by certain senior officers of the Company;

     G. The Articles of Incorporation and Bylaws, both as amended, and the corporate proceedings of the Company related to the transactions contemplated by the Underwriting Agreement; and

     H. Such applicable Texas and New York State and United States statutes and regulations as we deemed necessary under customary practice to enable us to render the opinions contained herein.

     We have also examined the originals, or copies certified to our satisfaction, of such other records of the Company, certificates of public officials and officers of the Company, agreements, instruments and documents as we have deemed necessary as a basis for the opinions hereinafter expressed.

     Based on and subject to the foregoing, and further subject to the comments, assumptions, exceptions, qualifications and limitations set forth below, we are of the opinion that:

          1. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Texas, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect;




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          2.  Each  of  the  Company's  subsidiaries  that  is a  United  States corporation is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation with the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign
     corporation  to  transact   business  and  is  in  good  standing  in  each
     jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. All of the issued and outstanding capital stock or other equity interests of each of the Company's United States subsidiaries has been duly authorized and validly issued, is fully paid and non-assessable and, to our knowledge and information, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, other than as described in the Prospectus or pursuant to the Credit Agreement;

          3. The statements in the Prospectus under the headings "Description of the Notes" and "Certain U.S. Federal Income Tax Considerations," to the extent that they constitute summaries of matters of law or regulation or legal conclusions, have been reviewed by us and accurately summarize the matters described therein in all material respects; to our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments that should be described in the Prospectus that are not described or referred to in or incorporated by reference into the Prospectus;

          4.  The  Indenture   conforms  in  all  material   respects  with  the
     requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder;

          5. The Company has full corporate power and authority to execute and deliver both of the Agreements and to perform its obligations thereunder, and all corporate or other action required to be taken for the due and proper authorization, execution and delivery of both of the Agreements and the consummation of the transactions contemplated thereby have been duly and validly taken on the part of the Company;

          6. The Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act; the Securities have been duly authorized; the Securities have been duly executed, authenticated, issued and delivered; the Indenture and the Securities constitute valid and legally binding obligations of the Company enforceable in accordance with their terms and the Securities conform to the description thereof contained in the Prospectus;




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          7.  To our  knowledge,  there  are no  pending  actions  or  suits  or judicial, arbitral, rule-making, administrative or other proceedings to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject
     which  (A)  if   determined   adversely  to  the  Company  or  any  of  its
     subsidiaries, could reasonably be expected to have a Material Adverse Effect or (B) questions the validity or enforceability of both of the Agreements or any action taken or to be taken pursuant thereto; and to our
     knowledge,   no  such   proceedings   are  threatened  or  contemplated  by
     governmental authorities or threatened by others;

          8. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940;

          9. No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Underwriting Agreement in connection with the issuance or sale of the Securities by the Company, except such as have been obtained and made under the Act and the Trust Indenture Act and such as may be required under state securities laws;

          10. The execution, delivery and performance of both of the Agreements and the issuance and sale of the Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or bylaws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Securities as contemplated by the Underwriting Agreement;

          11. The Registration Statement has become effective under the Act, the Prospectus was filed with the Commission pursuant to Rule 424(b), and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued by the Commission and no proceedings for that purpose have been instituted or are pending or threatened by the Commission under the Act; the Registration Statement relating to the Securities, as of its effective date, the
     Registration Statement and the Prospectus, as of the date of the Underwriting Agreement, and any amendment or supplement thereto, as of its date, complied as to form in all material respects with the applicable requirements of Form S-3 under the Act, the Trust Indenture Act and the Rules and Regulations;




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          12. We have no reason to believe that the Registration  Statement,  as of its effective date, the Registration Statement, as of the date of the Underwriting Agreement or as of the date hereof, or any amendment thereto, as of its date or as of the date hereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of the Underwriting Agreement or as of the date hereof, or any amendment or supplement thereto, as of its date or as of the date hereof, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          13. The descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and we do not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that we express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus; and

          14. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

     The opinions expressed herein are further based on and subject to the comments, assumptions, limitations, qualifications and exceptions set forth below:

     (a) The opinion expressed in paragraph 6 above as to enforceability is subject to (i) bankruptcy, fraudulent conveyance, reorganization, moratorium, insolvency or similar laws affecting creditors' rights generally; (ii) rights of acceleration, if applicable, and the availability of equitable remedies, all of which may be limited by equitable principles of general applicability; and (iii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity);





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     (b) Insofar as the opinions contained herein involve factual matters,  this firm has relied, to the extent we have deemed proper, upon the representations of the Company made in the certificates of officers of the Company referred to in paragraph F above or delivered to us by officers of the Company;

     (c) As used in the opinions expressed herein, the phrases "to our knowledge" and "known to us" refer only to those matters of which, in the course of this firm's engagement to represent the Company and its subsidiaries professionally, we have become aware or to which we have devoted substantive attention in the form of legal representation or consultation. In expressing such opinions, we have endeavored, to the extent we believe necessary, to determine the lawyers currently in this firm who have performed services for the Company and its subsidiaries and whether such services involved substantive attention in the form of legal consultation concerning such matters. Beyond that, we have not made any other review concerning these matters as a basis for the opinions expressed herein;

     (d) We express no opinion as to the laws of any jurisdiction other than the State of Texas, the State of New York and the federal laws of the United States of America;

     (e) In rendering the opinion set forth in paragraphs 1 and 2 above with respect to the existence and good standing of the Company and its United States subsidiaries, we have relied solely on certificates of authorities in the states of organization of the Company and such subsidiaries that this firm reviewed in response to the Company's requests for confirmation of the existence and good standing of the Company and such subsidiaries in such states, copies of which certificates have been furnished to you, and, in rendering the opinion set forth in paragraphs 1 and 2 above with respect to the qualification and the good standing as a foreign corporation of the Company and such subsidiaries, we have relied solely on certificates this firm reviewed from the states necessary to give such opinion that the Company received in response to its requests for confirmation of such qualification and good standing, as the case may be, of the Company and such subsidiaries in such states, copies of which certificates have been furnished to you;

     (f) We have assumed, without independent investigation, the genuineness of all signatures on documents not signed in our presence and the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, and the veracity of all documents;

     (g) The opinion expressed in paragraph 11 above as to no stop order suspending the effectiveness of the Registration Statement and no proceedings having been instituted or threatened for that purpose is based solely upon communications by telephone on June 23, 2004 with the Staff of the Commission, and neither the Company nor this firm, had received, as of the date of this opinion, any written stop order suspending the effectiveness of the Registration Statement or notice that any proceedings for that purpose have been instituted or are pending or threatened by the Commission;




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Page 7


     (h) The opinion expressed in paragraph 12 above is also based on conferences we have participated in with officers and representatives of the Company, representatives of the independent public accountants for the Company, reserve engineers and the Underwriters at which the contents of the Registration Statement, the Prospectus and related matters were discussed, it being understood that, except for such statements referred to in paragraph 3 above, we are not passing upon and do not assume any responsibility for, and have not verified the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus or in any document incorporated by reference therein;

     (i) Except as expressly set forth herein, we have made no independent investigation as to the accuracy or completeness of any representation, warranty, data or other information, written or oral, made or furnished by the Company or you, or your representatives and we have relied on the accuracy of same;

     (j) We have made no examination or investigation to verify the accuracy or completeness of any financial statements, schedules or any other financial, accounting, reserve or statistical information contained in the Registration Statement or the Prospectus Supplement or in any document incorporated by reference therein or with respect to any other accounting, reserve, financial or statistical matters, and we express no belief or opinion with respect thereto;

     (k) This opinion is rendered based upon our interpretation of existing law, and is not intended to speak with reference to standards hereafter adopted in subsequent judicial decisions by courts or to laws, rules or regulations hereafter enacted or adopted. Additionally, the opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur; and

     (l) We express no opinion as to whether a court would grant any remedy sought with respect to immaterial breaches, provided that such breaches would not (individually or in the aggregate) render both of the Agreements unenforceable as a whole or result in the intended beneficiaries having inadequate rights and remedies under the Agreements and applicable law for the practical realization of the principal benefits intended by the Agreements.





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Page 8



     This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. This opinion letter is delivered solely for your benefit as representative of the Underwriters and no other party or entity is entitled to rely hereon without the express prior written consent of this firm. Without our prior written consent, this opinion letter may not be quoted in whole or in part or otherwise referred to in any document or report, other than in connection with transactions and documents contemplated in the Underwriting Agreement, and may not be furnished to any other person or entity.

                                             Very truly yours,

                                             JENKENS & GILCHRIST,
                                             A Professional Corporation



                                             By: /s/ Donald W. Brodsky
                                                --------------------------------
                                                Donald W. Brodsky
                                                Authorized Signatory on
                                                Behalf of the Corporation